Exhibit 5.1

SHUMAKER, LOOP & KENDRICK, LLP

ATTORNEYS AT LAW

GREGORY C. YADLEY (813) 227-2238 gyadley@slk-law.com	101 East Kennedy Blvd., Suite 2800 Tampa, Florida 33602 (813) 229-7600 Fax (813) 229-1660 Mailing Address Post Office Box 172609 Tampa, Florida 33672-0609 October 6, 2006	OTHER OFFICE LOCATIONS CHARLOTTE, NC COLUMBUS, OH TOLEDO, OH

Quality Distribution, Inc.

3802 Corporex Park Drive

Tampa, Florida 33619

Re:	Securities and Exchange Commission
Registration Statement on Form S-3
16,527,502 Shares of Common Stock, no par value

Gentlemen:

We have acted as special legal counsel to Quality Distribution, Inc., a Florida corporation (the “Company”), in connection with the filing of its Registration Statement (the “Registration Statement”) on Form S-3 with the Securities and Exchange Commission (the “Commission”), pursuant to the requirements of the Securities Act of 1933, as amended, and the General Rules and Regulations of the Commission promulgated thereunder, for the registration and sale by the Company of up to 6,000,000 shares (the “Company Shares”) and the registration and sale by certain selling stockholders of up to 10,527,502 shares (the “Investor Shares”) of the common stock, no par value, of the Company. In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

Based upon the foregoing, it is our opinion that the Company Shares, when and if issued and sold by the Company in the manner set forth in the Registration Statement, will be legally and validly issued, fully paid and nonassessable. Furthermore, it is our opinion that the Investor Shares are legally and validly issued, fully paid and nonassessable

The undersigned hereby consents to (i) filing this opinion as Exhibit 5.1 to the Registration Statement and (ii) using its name in the Registration Statement under the following caption of the Prospectus: “LEGAL MATTERS.”

Very truly yours,

SHUMAKER, LOOP & KENDRICK, LLP

/s/ Gregory C. Yadley